Exhibit 4.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of               , 2004, by and among Grant Ventures, Inc. (the “Company”), and the purchasers listed on Schedule 1 hereto (each a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act (as defined below), and Rule 506 promulgated thereunder, the Company desires to issue and sell to the Purchasers, and the Purchasers, severally and not jointly, desire to purchase from the Company the (i) number of shares of Common Stock, and (ii) Warrants set forth opposite each Purchaser’s name on Schedule 1 (collectively, the “Offering”) in an aggregate offering amount of up to $2.0 million.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agrees as follows:

ARTICLE I.

DEFINITIONS

1.1         Definitions.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Agent Shares” shall have the meaning ascribed to such term in Section 2.6.

“Agent Warrant Agreement” shall mean the Placement Agent’s Warrant Agreement dated as of the Closing Date.

“Agent Warrants” shall have the meaning ascribed to such term in Section 2.6.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 144.

“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Common Stock and the Warrants pursuant to Section 2.1 on                 , 2004, or such other date as agreed to by the parties.

“Closing Date” means the date of the Closing.

“Closing Price” means on any particular date (a) the last reported closing bid price per share of Common Stock on such date on the Trading Market (as reported by Bloomberg L.P. at

4:15 p.m. (New York time) as the last reported closing bid price for regular session trading on such day), or (b) if there is no such price on such date, then the closing bid price on the Trading Market on the date nearest preceding such date (as reported by Bloomberg L.P. at 4:15 p.m. (New York time) as the closing bid price for regular session trading on such day), or (c) if the Common Stock is not then listed or quoted on the Trading Market and if prices for the Common Stock are then reported in the “pink sheets” published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) if the shares of Common Stock are not then publicly traded the fair market value of a share of Common Stock as determined by an appraiser selected in good faith by the Purchasers of a majority in interest of the Shares then outstanding.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the Company’s common stock, par value $0.001 per share, and any securities into which such Common Stock may hereafter be reclassified.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Brown Raysman Millstein Felder & Steiner LLP, or any other counsel reasonably acceptable to the Company and the Placement Agent.

“Disclosure Schedules” means the Disclosure Schedules attached hereto.

“Effective Date” means the date that the Registration Statement is first declared effective by the Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Indemnified Party” shall have the meaning ascribed to such term in Section 5.16(b).

“Indemnifying Party” shall have the meaning ascribed to such term in Section 5.16(b).

“Investor Securities” means the Shares, the Warrants and the Warrant Shares.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal or other restriction.

“Material Adverse Effect” shall have the meaning ascribed to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(m).

“Merger” shall have the meaning ascribed to such term in Section 2.2(a)(ix).

“Per Share Purchase Price” means $0.1835, subject to adjustment for reverse or forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement and before the Closing.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Placement Agent” means Duncan Capital LLC.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchasers of the Shares and the Warrant Shares and by the Placement Agent of the Agent Shares.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date of this Agreement, among the Company and each Purchaser, in the form of EXHIBIT A.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means the shares of Common Stock purchased by the Purchasers pursuant to this Agreement.

“Subscription Amount” means as to each Purchaser, the amount set forth below such Purchaser’s signature block on the Signature Page of this Agreement in United States Dollars and in immediately available funds.

“Subsidiary” shall have the meaning ascribed to such term in Section 3.1(a).

 “Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not quoted on a Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting price); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), and (ii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the OTC Bulletin Board, the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market or the Nasdaq SmallCap Market.

“Transaction Documents” means this Agreement, the Registration Rights Agreement, the Warrants, the Placement Agent Warrant Agreement, the Agent Warrant(s) and any and all

other agreements executed by the Company in connection with the transactions contemplated hereunder.

“Transaction Securities” means the Shares, the Warrants, the Warrant Shares, the Agent Warrants and the Agent Shares.

“Warrants” means the common stock purchase warrants in the form of EXHIBIT B issuable to each Purchaser at Closing; such Warrants are exercisable to purchase up to the number of shares of Common Stock equal to 20% of the aggregate number of Shares to be issued to such Purchaser at the Closing, which shall be exercisable immediately after the Closing Date and have an exercise price equal to $0.1835 and be exercisable for a period of five years from the Closing Date.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE II.

PURCHASE AND SALE

2.1         Closing.  On the terms and subject to the conditions set forth in this Agreement, at the Closing, the Company shall sell and issue to each Purchaser and each Purchaser shall purchase from the Company such number of Shares as shall equal such Purchaser’s Subscription Amount divided by the Per Share Purchase Price.  The Warrants shall be issued without additional consideration.  The aggregate number of Shares and the aggregate number of Warrants each Purchaser shall receive is set forth opposite each Purchaser’s name on Schedule 1.  Upon satisfaction of the conditions set forth in Section 2.2, the Closing shall occur at such location as the parties shall mutually agree.

2.2         Closing Conditions.

(a)                                  At the Closing, as a condition to the Purchasers’ obligations hereunder, each Purchaser shall receive from or on behalf of the Company:

(i)                                     a restricted stock certificate for such number of Shares set forth next to such Purchaser’s name on Schedule 1 hereto purchased by each Purchaser;

(ii)                                  a Warrant, registered in the name of such Purchaser, as duly executed by the Company, entitling such Purchaser to purchase such number of Warrant Shares as are set forth next to such Purchaser’s name on Schedule 1 hereto;

(iii)                               the Registration Rights Agreement duly executed by the Company;

(iv)                              this Agreement duly executed by the Company;

(v)                                 a legal opinion from Company Counsel in form and substance reasonably satisfactory to the Purchasers and Placement Agent;

(vi)                              a certificate of the Chief Executive Officer and Chief Financial Officer of the Company stating, among other things, that (A) all the conditions set forth in this Section 2.2(a) have been satisfied in all material respects, (B) except as set forth in any Schedule to this Agreement, since January 31, 2004, there has been no event, condition or circumstance that has had or is reasonably expected to have a Material Adverse Effect, and (C) the Company has complied in all material respects with all its covenants and agreements set forth in the Transaction Documents;

(vii)                           a certificate of the Secretary of the Company containing, among other items:  (A) true and complete copies, as of the Closing Date, of the Articles of Incorporation and any amendments thereto and the By-Laws, and any amendments thereto, of the Company, and (B) true and complete copies of the resolutions of the Board of Directors of the Company approving the Transaction Documents, Placement Agent compensation, the Offering and all documents and matters relating thereto;

(viii)                        a Good Standing Certificate of the Company dated as of a date no later than 5 days prior to the Closing Date; and

(ix)                                the merger by and between Impact Diagnostics, Inc. (“IDI”) and a wholly owned subsidiary of the Company, pursuant to which IDI is the surviving entity (the “Merger”), shall have been consummated.

(b)                                 At the Closing, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i)                                     this Agreement duly executed by such Purchaser;

(ii)                                  such Purchaser’s payment for the Shares and Warrants being purchased from the escrow account by wire transfer of immediately available funds; and

(iii)                               the Registration Rights Agreement duly executed by such Purchaser.

(c)          At the Closing, as a condition to each party’s obligations hereunder, all representations and warranties of the other parties herein shall remain true and correct in all material respects as of the Closing Date.

(d)         As of the Closing Date, as a condition to the Purchasers’ obligations hereunder, there shall have been no Material Adverse Effect with respect to the Company since the date hereof.

(e)          As a condition to the Purchasers’ obligations hereunder, from the date hereof to the Closing Date, (i) trading in the Common Stock shall not have been suspended; (ii) trading in securities shall not have been suspended or limited generally or on any Trading Market; and (iii) no banking moratorium shall have been declared either by the United States or New York State authorities.

2.3         Escrow Provisions.  Pending the sale of the Shares and the Warrants, all funds paid hereunder shall be deposited by the Company in a non-interest bearing escrow account with Continental Stock Transfer & Trust Company (the “Escrow Agent”) pursuant to an escrow agreement by and among the Escrow Agent, the Company and the Placement Agent (the “Escrow Agreement”).  If a Closing has not occurred on or prior to July     , 2004, or such later date mutually agreed by Company and Placement Agent (the “Termination Date”), then this Agreement shall be void and all funds paid hereunder by each Purchaser shall be promptly returned to each Purchaser without interest and/or deduction, subject to Section 2.5.  If a Closing occurs on or prior to the Termination Date, then all net purchase price proceeds shall promptly be paid over to the Company.

2.4         Certificates.  Each Purchaser hereby authorizes and directs the Company, upon the Closing, to deliver certificates representing the Shares and Warrants to be issued to such Purchaser pursuant to this Agreement to such Purchaser’s address indicated in this Agreement.

2.5         Return of Funds.  The Company reserves the right not to accept the offer of the Purchaser to purchase the Shares and Warrants.  Each Purchaser hereby authorizes and directs the Company to return any funds without interest and/or deductions for unaccepted purchases to the same account from which the funds were drawn.

2.6         Expenses; Fees.  Simultaneously with payment for and delivery of the Shares and Warrants, at the Closing, the Company shall:  (i) pay to the Placement Agent a cash fee equal to ten (10%) percent of the aggregate purchase price of the Shares and Warrants sold (the “Cash Fee”); (ii) reimburse the Placement Agent for its actual out-of-pocket expenses incurred in connection with the Offering, including, without limitation, the reasonable fees and expenses of its legal counsel, not to exceed legal fees of $20,000; (iii) pay all expenses in connection with the qualification of the Securities under the blue sky laws of the states which the Placement Agent shall designate, including filing fees and disbursements in connection with such blue sky matters; (iv) pay certain fees to the Escrow Agent for acting as escrow agent; and (v) issue to the Placement Agent five (5) year warrants (the “Agent Warrants”) to purchase 545,000 shares of Common Stock (the “Agent Shares”) at a per share exercise price equal to the Per Share Purchase Price which shall otherwise be substantially in the same form as the Warrants.  The Placement Agent is performing additional advisory services in connection with the Merger and shall also receive compensation in connection with the performance of such advisory services.

2.7         Placement Agent.  The Investor Securities are being offered on a “best-effort” basis by the Placement Agent.  The Placement Agreement reserves the right, but is under no obligation, to sell to its affiliates Shares and Warrants on the terms provided herein.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1         Representations and Warranties of the Company.  Except as set forth under the corresponding section of the Disclosure Schedules delivered concurrently herewith, the Company hereby makes the following representations and warranties as of the date hereof and as of the Closing Date to each Purchaser:

(a)          Subsidiaries. Other than as disclosed on Schedule 3.1(a), the Company has no direct or indirect operating subsidiaries (a “Subsidiary” and collectively, the “Subsidiaries”). Except as set forth on Schedule 3.1(a), the Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

(b)         Organization and Qualification. Each of the Company and the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business or financial condition of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”).

(c)          Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company and no further corporate action is required by the Company in connection therewith. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and general principles of equity.

(d)         No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby, do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, certificates of designation (or similar document related to preferred stock), bylaws and/or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise), or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound, except in the case of clause (ii) or (iii), for any conflict, default or violation that is not reasonably expected to have a Material Adverse Effect.

(e)          Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than the filing with the Commission of a Form D and the Registration Statement, the application(s) and approvals to the Nasdaq SmallCap Market for the listing of the Shares, Warrant Shares and the Agent Shares for trading thereon in the time and manner required thereby, applicable Blue Sky filings, and the filing of a current report on form 8-K under the Exchange Act.

(f)            Issuance of the Securities. All of the Transaction Securities have been duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens (other than Liens placed thereon by Purchasers or Placement Agent).  The Company has reserved from its duly authorized capital stock such number of shares of Common Stock so as to permit the issuance of the Shares, the Warrant Shares and the Agent Shares.

(g)         Capitalization.  Immediately prior to the Closing, the issued and outstanding shares of the Company’s capital stock (Common Stock and preferred stock), all warrants, options and other securities convertible and/or exchangeable into capital stock shall be as disclosed on Schedule 3.1(g) hereto.  Except as set forth on Schedule 3.1(g), All of the Company’s outstanding securities have been and are, or upon issuance will be duly authorized, validly issued, fully paid and non-assessable.  Except as disclosed in Schedule 3.1(g), (i) no shares of the Company’s capital stock are subject to any preemptive rights, right of participation, right of first refusal or any other similar rights; (ii)  there are no outstanding securities of the Company or any of its Subsidiaries which contain any redemption or similar provisions at the option of the holder thereof, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem or register a security of the Company or any of its Subsidiaries; (iii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Transaction Securities as described in the Transaction Documents; and (iv) the Company does not have any stock appreciation rights or “phantom stock” agreements or any similar agreement. All prior sales of securities of the Company were either registered under the Securities Act and applicable state securities laws or exempt from such registration, and no security holder has any rescission and/or similar rights with respect thereto.

(h)         SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or Section 15(d) of the Exchange Act, for the two (2) years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials, including the exhibits thereto, being collectively referred to herein as the “SEC Reports” and, together with the Disclosure Schedules to this Agreement, the “Disclosure

Materials”).  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports complied in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments.

(i)             Material Changes. Since the date of the latest financial statements included within the SEC Reports, (i) there has been no event, occurrence or development that has had or is reasonably expected to result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) or discharged or satisfied an lien or encumbrance other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its holders of Common Stock or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, (v) the Company has not issued any stock, bonds or other securities or any rights, options or warrants with respect thereto, except in connection with the Merger and as set forth on Schedule 3.1(i), (vi) the Company has not sold, assigned or transferred any other tangible assets or canceled any debts or claims, except in the ordinary course of business consistent with past practice, (vii) the Company has not sold, assigned or transferred ay patent rights, trademarks, trade names, copyrights, trade secrets or other intangibles assets or intellectual property rights, or disclosed any proprietary confidential information to any person, other than to IDI and its officers, directors and agents in contemplation of the Merger, (viii) the Company has not suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business, (ix) the Company has not made any changes in employee compensation, (x) the Company has not entered into any other transaction other than in the ordinary course of business consistent with past practice, or (xi) the Company has not entered into an agreement, written or otherwise, to take any of the foregoing actions. The Company does not have pending before the Commission any request for confidential treatment of information.

(j)             Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency and/or regulatory authority (federal, state, county, local or foreign), including, but not limited to, the Federal Trade Commission, the Food and Drug Agency, the Consumer Product Safety Commission, the United States Department of Agriculture

and any State Attorney General (collectively, an “Action”) which is reasonably expected to (i) adversely affect or challenge the legality, validity or enforceability of any of the Transaction Documents and/or the Transaction Securities or (ii) result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor, to the knowledge of the Company, any current director or officer thereof, is the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  To the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission, administrative agency and/or regulatory authority involving the Company or any current directors or officers of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement that has been filed and not withdrawn by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k)          Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which is reasonably expected to result in a Material Adverse Effect.

(l)             Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business, except in the case of clauses (i), (ii) and (iii) as is not reasonably expected to result in a Material Adverse Effect.

(m)       Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as currently conducted, except where the failure to possess such permits would not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any written notice of proceedings relating to the revocation or modification of any Material Permit.

(n)         Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries, taken as a whole.  Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in material compliance.

(o)         Intellectual Property Rights.  The Company and its Subsidiaries own, or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted.  None of the Company’s trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights have expired or terminated, or are expected to expire or terminate within two years from the date of this Agreement, except where such expiration or termination is not either individually or in the aggregate reasonably expected to have a Material Adverse Effect or where the Company has the opportunity to renew or otherwise maintain any of the foregoing.  The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of trademarks, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secrets or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and no claim, action or proceeding has been made or brought against, or to the Company’s knowledge, has been threatened against, the Company or its Subsidiaries regarding trademarks, trade name rights, patents, patent rights, inventions, copyrights, licenses, service names, service marks, service mark registrations, trade secrets or other infringement, except where such infringement, claim, action or proceeding is not reasonably expected to have either individually or in the aggregate a Material Adverse Effect.  The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their material intellectual properties.

(p)         Transactions With Affiliates and Employees.  Except as set forth on Schedule 3.1(p), none of the officers, directors and/or employees of the Company and the Subsidiaries is a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $60,000 other than (a) for payment of salary or consulting fees for services rendered, (b) reimbursement for expenses incurred on behalf of the Company and (c) for other employee benefits, including stock option agreements under any stock option plan of the Company.

(q)         Internal Accounting Controls.  The Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(r)            Certain Fees. Except for payments payable to the Placement Agent by the Company, the Company has not entered into agreement to pay any brokerage or finder’s fees or commissions to any person including, but not limited to, any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement, except to the extent a Purchaser made an agreement to make any such payment.

(s)          Private Placement. Assuming the accuracy of the Purchasers representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Investor Securities by the Company to the Purchasers as contemplated hereby. The issuance and sale of the Transaction Securities hereunder does not contravene the rules and regulations of the Nasdaq SmallCap Market.

(t)            Investment Company. The Company is not, and is not an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(u)         No General Solicitation. Neither the Company, its Subsidiaries, any of their Affiliates nor any person acting on their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Transaction Securities.

(v)         No Integrated Offering. Neither the Company, its Subsidiaries, any of their Affiliates nor any person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Transaction Securities under the Securities Act or cause the Offering to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its Subsidiaries, their controlled Affiliates and any person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Transaction Securities under the Securities Act or cause the Offering to be integrated with other offerings.

(w)       Tax Status. The Company and each of its Subsidiaries has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, except when the failure to do so would not be reasonably expected to have a Material Adverse Effect, and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations or to the Company’s knowledge otherwise due and payable, except those being contested in good faith and has set aside on its books reserves in accordance with GAAP reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes by the Company or any of its Subsidiaries in any material amount claimed to be due by the taxing authority of any jurisdiction.

(x)           Registration Rights.  Except with respect to Purchasers and the Placement Agent and except as provided on Schedule 3.1(x) hereto, no person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(y)         Right of First Refusal. Except with regard to Duncan Capital LLC, no person, firm or other business entity is a party to any agreement, contract or understanding, written or oral entitling such party to a right of first refusal to act as agent with respect to offerings of securities by the Company; provided, however, for the avoidance of doubt, it is agreed and understood that Duncan Capital LLC has no rights of first refusal to purchase securities in respect to this Offering.

(z)           Disclosure. The Company confirms that, neither the Company nor any of its officers or directors has provided any of the Purchasers or their agents or counsel with any information that constitutes or might constitute material, non-public information. The Company understands and confirms that the Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company.  All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby in this Agreement and in the Disclosure Schedules to this Agreement, furnished by or on behalf of the Company, are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(aa)                            Insurance.  Each of the Company and its Subsidiaries maintain insurance of the types and in the amounts deemed adequate for its business, including, but not limited to, product liability insurance, insurance covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by companies of similar size and engaged in business similar to that of the Company, all of which insurance is in full force and effect.

(bb)                          Environmental.  The Company and each of its Subsidiaries is, to its knowledge, in compliance with all applicable published rules and regulations (and applicable standards and requirements) of the United States Environmental Protection Agency (the “EPA”) and of any similar State agency, expect where the failure to be in such compliance would not reasonably be expected to have a Material Adverse Effect.  There is no suit, claim, action or proceeding now pending before any court, governmental agency or board, or other forum, nor, to the knowledge of the Company, is any of the same threatened by any Person for (i) noncompliance by the Company with any environmental law, rule, regulation or requirement, or (ii) relating to the release or threatened release into the environment by the Company of any pollutant, toxic or hazardous material, oil, or waste generated by the Company.  The Company has not released any Hazardous Materials (as hereinafter defined) at any site owned or leased by the Company or shipped any Hazardous Materials for treatment, storage or disposal at any other site of facility.  For purposes of this Section 3.1(bb), “Hazardous Materials” shall mean and include any solid, hazardous or toxic waste, substance or material as defined in the United States Resource Conservation and Recovery Act; the Clean Air Act; the Clean Water Act; the Toxic Substances Control Act; the Comprehensive Environmental Response, Compensation and Liability Act; applicable state laws for the protection of the environment, and the regulations promulgated under any of the foregoing.

(cc)                            Foreign Corrupt Practices.  Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company, (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (b) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or (c) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(dd)                          Sarbanes-Oxley Act.  The Company is in substantial compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), including the rules and regulations promulgated thereunder that are currently effective.  The Company intends to materially comply with other applicable provisions of Sarbanes-Oxley, including the rules and regulations promulgated thereunder, upon the effectiveness of such provisions.

3.2         Representations and Warranties of the Purchasers; Affirmative Covenants. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of the Closing Date to the Company, acknowledging that the Company is relying upon the accuracy and completeness of the representations and warranties set forth herein to, among other things, ensure that registration under Section 5 of the Securities Act is not required in connection with the sale of the Securities pursuant hereto, as follows:

(a)          Organization; Authority. Such Purchaser, if not a natural person, is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder, and the execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms.

(b)         Investment Intent. Such Purchaser understands that the Investor Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Investor Securities as principal for its own account and not with a view to or for distributing or reselling such Investor Securities or any part thereof or interest therein, has no present intention of distributing any of such Investor Securities and has no arrangement or understanding with any other Person regarding the distribution of such Investor Securities.  Such Purchaser is acquiring the Investor Securities hereunder in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Investor Securities.

(c)          Purchaser Status. At the time such Purchaser was offered the Shares and Warrants, it was, and at the date hereof it is and on the Closing Date it will be an “accredited investor” as defined in Rule 501(a) under the Securities Act. Such Purchaser has completed the Accredited Investor Questionnaire, attached hereto as EXHIBIT C, attesting to the same, which questionnaire is incorporated herein by reference.  Such Purchaser is not, and is not required to be, registered as a broker-dealer under Section 15 of the Exchange Act. In making an investment decision as to whether to purchase the Shares and Warrants offered hereby, each Purchaser has relied solely upon the SEC Reports and the representation and warranties of the Company contained herein.  Each Purchaser has had the opportunity to ask questions of, and receive answers from, representatives of the Company concerning the Company and the officers and all such questions have been asked and answered by the Company to the satisfaction of the Purchaser.

(d)         Experience of Such Purchaser. Each Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Investor Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Investor Securities and, at the present time, is, and at the Closing will be, able to afford a complete loss of such investment.

(e)          General Solicitation. Such Purchaser is not purchasing the Shares and Warrants as a result of any advertisement, article, notice or other communication regarding the Investor Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f)            Compliance with the Securities Laws. Such Purchaser hereby confirms its understanding that it may not cover short sales made prior to the Effective Date with shares of Common Stock registered for resale in the Registration Statement.

(g)         No Conflicts.  The execution, delivery and performance of the Transaction Documents by such Purchaser and the consummation by such Purchaser of the transactions contemplated thereby, do not and will not conflict with or violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which such Purchaser is subject or any provision of its organizational documents or other similar governing instruments or any provision of such Purchaser’s certificate or articles of incorporation, certificates of designation (or similar document related to preferred stock), bylaws and/or other organizational or charter documents.

(h)         No Advice. Purchaser understands that nothing in this Agreement or any other materials presented to Purchaser in connection with the purchase and sale of the Investor Securities constitutes legal, tax or investment advice. Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Investor Securities.  Such Purchaser has reviewed with such Purchaser’s own tax advisors the United States and applicable foreign, federal, state, local, municipal and other tax consequences of an investment in and sale of the Investor Securities.  Such Purchaser is relying solely on such advisors and not on any statements or representations of the Company or any of its representatives and understands that such Purchaser (and not the Company) shall be responsible for such Purchaser’s own tax liability that may arise as a result of an investment in the Investor Securities.

(i)             No Litigation, Etc. There is no action, suit, proceeding, judgment, claim or investigation pending or, to the knowledge of the Purchaser, threatened against the Purchaser which could reasonably be expected in any manner to challenge or seek to prevent, enjoin, alter or materially delay any of the transactions contemplated by the Transaction Documents.

(j)             Filings, Consents and Approvals.  Such Purchaser is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by such Purchaser of the Transaction Documents, other than the filing by the Purchaser with the Commission of such reports under the Exchange Act as may be required in connection with this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby, and any filings required by the securities or blue sky laws of the various states.

(k)          Placement Agent. Each Purchaser agrees that neither the Placement Agent nor any of its respective directors, officers, affiliates, employees or agents shall be liable to the Purchaser for any action taken or omitted to be taken by it in connection therewith, except for bad faith, willful misconduct or gross negligence.

(l)             Certain Fees.  The Company shall have no obligation with respect to any fees incurred by any Purchaser or with respect to any claims made by or on behalf of other Persons for commissions, brokerage or finder’s fees that may be due to Persons from such Purchaser in connection with the transactions contemplated by this Agreement.

(m)       Address.  Each Purchaser hereby represents that the address of such Purchaser furnished by it at the end of this Subscription Agreement is the Purchaser’s principal residence if he or she is an individual or the address of its principal place of business address if it is a corporation or other entity.

(n)         Confidentiality.  Each Purchaser hereby agrees to and shall keep strictly confidential and will not disclose or divulge any confidential, proprietary or secret information which the Purchaser may obtain from the Company (the “Confidential Information”), including by way of example and not in limitation thereof, financial statements, reports and other materials submitted by the Company to the purchaser, (i) unless required to be disclosed by law or pursuant to any judgment, order, subpoena or decree of any court having competent jurisdiction, or unless such information is or becomes publicly known (other than as a result of this Section 3.2(m)), (ii) unless, to the extent applicable, to such Purchaser’s constituent limited partners; provided, however, that such Purchaser shall use its best efforts to ensure that such limited partner shall keep any Confidential Information disclosed confidential, or (iii) unless the Company gives its written consent to the Purchaser’s release of such information, except that no such written consent shall be required (and the Purchaser shall be free to release such information) if such information is to be provided to the Purchaser’s lawyer or accountant who are instructed to comply with this provision, and each Purchaser shall be responsible for making sure its lawyer and accountant so comply.   For the avoidance of doubt, Confidential Information shall include the fact that Confidential Information has been made available hereunder, the fact that discussions and negotiations have taken place concerning a possible transaction involving the parties hereto and any of the terms, conditions or facts with respect thereto.

(o)         Reliance on Advisors.  Such Purchaser has reviewed with such Purchaser’s own tax advisors the United States and applicable foreign, federal, state, local, municipal and other tax consequences of an investment in the Buyer Common Stock, where applicable, and the Transactions.  Such Seller is relying solely on such advisors and not on any statements or representations of Buyer or any of its representatives and understands that such Seller (and not Buyer) shall be responsible for such Seller’s own tax liability that may arise as a result of an investment in the Buyer Common Stock or as a result of the Transactions.

The Company acknowledges and agrees that each Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2 and Section 4.1.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1         Transfer Restrictions.

(a)          The Investor Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Investor Securities other than pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, pursuant to Rule 144 (if appropriate documentation is provided satisfactory to legal counsel to the Company), in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor (and reasonably acceptable to the Company), the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Investor Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

(b)         The Purchasers agree to the imprinting, so long as is required by this Section 4.1(b) or applicable law, of a legend on any of the Investor Securities in the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF, THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE FORM AND SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT.

The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Investor Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Investor Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection with the grant of the pledge. Further, no notice shall be required of grant of the pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Transaction Securities may reasonably request in connection with a pledge or transfer of the Investor Securities, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.  Notwithstanding anything to the contrary, any such pledgee shall not be entitled to any rights under any of the Transaction Documents unless and until such pledgee executes a written agreement to be bound by Purchasers’ obligations under the Transaction Documents.

(c)          Subject to compliance with all laws, rules and regulations including, but not limited to, the Securities Act and the Exchange Act, and the rules and regulations of any applicable Trading Market certificates evidencing the Shares and Warrant Shares shall not contain any legend (including the legend set forth in Section 4.1(b)), (i) following any sale of the Shares or Warrant Shares pursuant to a registration statement (including the Registration Statement) covering the resale of such security, or (ii) following any sale of the Shares or Warrant Shares pursuant to Rule 144, or (iii) if such Shares or Warrant Shares are eligible for sale under Rule 144(k) and appropriate documentation is provided satisfactory to legal counsel to the Company, including, but not limited to and opinion of counsel reasonably satisfactory to the Company in form and substance reasonably satisfactory to the Company, or (iv) if such legend is not required under applicable regulation of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission).  The Company agrees that at such time as such legend is no longer required under and pursuant to this Section 4.1(c), it will, no later than three (3) Trading Days following the delivery by a Purchaser to the Company or the Company’s transfer agent of a certificate representing Shares and/or Warrant Shares, as the case may be, issued with a restrictive legend, deliver or cause to be delivered to such Purchaser (i) a certificate representing such securities that is free from all restrictive and other legends, or (ii) in lieu of delivering physical certificates representing the Shares and/or Warrant Shares, and provided that the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (or FAST) program, upon request of the Purchaser, the Company shall use its reasonable commercial efforts to cause its transfer agent to electronically transmit the Shares and/or Warrant Shares by crediting the account of the Purchaser’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission (or DWAC) system.  Except as required by applicable law, rules or regulations or the provisions of or rules and regulations governing any applicable Transaction Document, the Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

(d)         Each Purchaser severally and not jointly agrees that the removal of the restrictive legend from certificates representing the Shares and the Warrant Shares as set forth in this Section 4.1 is predicated upon the Company’s reliance that the Purchaser will sell any Investor Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

4.2         Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of any of the Transaction Securities in a manner that would require the registration under the Securities Act of the sale of the Investor Securities to the Purchasers or that would be integrated with the offer or sale of the Investor Securities for purposes of the rules and regulations of any Trading Market.

4.3         Securities Laws Disclosure; Publicity. The Company shall by 8:30 a.m., Eastern Daylight Time on the second Business Day following the Closing, issue a press release (which shall be followed by a Form 8-K filing within one (1) Business Day thereafter) or file a Current Report on Form 8-K, disclosing all material terms of the transactions contemplated hereby, to the extent permitted by applicable law. The Company and the Placement Agent shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and neither the Company nor the Placement Agent shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Placement Agent, or without the prior consent of the Placement Agent (or Purchaser(s), if so requested), with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (i) as required by federal securities law in connection with the Registration Statement contemplated by the Registration Rights Agreement and (ii) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under subclause (i) or (ii).

4.4         Shareholders Rights Plan.  The Company has no shareholders rights plans or similar plans or arrangements presently in effect.

4.5         Use of Proceeds. The Company covenants and agrees that all of the net proceeds that it receives from the sale of the Shares and Warrants pursuant to this Agreement, although distributed, allocated and expended by the Company in its sole discretion, shall be used for general working capital and corporate purposes.

4.6         Form D and Blue Sky. The Company shall file a Form D with respect to the Transaction Securities as required under Regulation D under the Securities Act and, upon written request, provide a copy thereof to each Purchaser and the Placement Agent promptly after such filing. The Company shall, on or before the Closing, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify any Transaction Securities for sale to the Purchasers and/or the Placement Agent pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of any such action so taken to the Purchasers on or prior to the Closing. The Company shall make all filings and reports relating to the offer and sale of the Transaction Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing.

4.7         Reservation of Common Stock.  As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Shares, the Warrant Shares and the Agent Shares.

4.8         Indemnification by the Purchasers. Notwithstanding the termination of this Agreement, each of the Purchasers severally and not jointly agrees to indemnify and hold harmless the Company and its officers, directors, agents, representatives, shareholders and employees and each of their respective Affiliates, from and against any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation, as incurred, that any such Person may suffer or incur which are caused by or arise out of (i) any material breach or default in the performance by it of any covenant, obligation or agreement made by it in this Agreement or in any of the Transaction Documents; (ii) any material misrepresentation or material breach of warranty or representation made by it in this Agreement or in any of the Transaction Documents; or (iii) the enforcement of this Agreement.  Notwithstanding anything to the contrary provided herein or elsewhere, the liability of each Purchaser under this Section 4.8 shall be limited to the amount paid by the Purchaser pursuant hereto to purchase the Investor Securities, and the procedures and timing for indemnification by the Purchasers under this Section 4.8 shall follow the procedures and provisions of Sections 5.16(b) and (c), mutatis mutandis, with respect to indemnification by the Company of the Purchasers.

ARTICLE V.

MISCELLANEOUS

5.1         Fees and Expenses. Except as otherwise set forth in this Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

5.2         Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.3         Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on (a) the next Business Day, if sent by U.S. nationally recognized overnight courier service, or (b) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications to the Company shall be as set forth below and for each Purchaser shall be as set forth on the signature pages attached hereto.

If to the Company:

Grant Ventures, Inc.

5792 South 900 East, Suite B

Salt Lake City, UT 84121

Attention:

Telephone: (      )        -

Facsimile: (      )       -

With a copy to:

Brown Raysman Millstein Felder & Steiner LLP

900 Third Avenue

New York, New York 10022

Attention:  Steven S. Pretsfelder

Telephone:  (212) 895-2625

Fax:  (212) 895-2900

5.4         Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents or holders of the Shares or Warrants, as the case may be.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5.5         Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.  Any reference herein to a Section or Schedule or Exhibit means a Section of or a Schedule or Exhibit to this Agreement, unless otherwise stated.

5.6         Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser. Any Purchaser, however, may assign any or all of its Investor Securities and/or rights under this Agreement to any Person, provided such Purchaser complies with Section 4.1 and such transferee agrees in writing to be bound, with respect to the transferred Investor Securities and otherwise, by the provisions hereof that apply to the “Purchasers.”

5.7         No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and, except as provided in Sections 4.10 and 5.16, is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

5.8         Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The parties hereto hereby irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement, shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, the parties hereby covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York City. The parties hereto waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto.

5.9         Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and delivery of the Shares and Warrants and until no Purchaser owns any Shares, Warrants and/or Warrant Shares.

5.10   Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

5.11   Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

5.12   Replacement of Investor Securities. If any certificate or instrument evidencing any Investor Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Investor Securities.

5.13   Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.14   Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall, to the extent permissible under applicable law, be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.15   Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser represents that it has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers.

5.16   Indemnification by the Company.

(a)          From and after the Closing, the Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Purchaser, the officers, directors, agents and employees of each of them, each Person who controls any such Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses relating to an Indemnified Party’s (as defined below) actions to enforce the provisions of this Section 5.16) (collectively, “Losses”), as incurred, that may be suffered or incurred which are caused by or arise out of (i) any material misrepresentation or material breach of any representation or warranty made by the Company in the Transaction Documents, or, (ii) any material breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents, or (iii) any cause of action, suit or claim brought or made against such Indemnified Party and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents executed pursuant hereto by any of the Indemnified Parties.  If the indemnification provided for in this Section 5.16 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any Losses, then the Indemnifying Party (as defined below), in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the actions or omissions that resulted in such Losses as well as any other relevant equitable considerations.  The Company shall notify the Purchasers promptly of the institution, threat or assertion of any proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

(b)         Conduct of Indemnification Proceedings. If any proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Company (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, however, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that such failure shall have materially and adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such proceeding and to participate in, but not control, the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in a timely manner in any such proceeding; or (3) the named parties to any such proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel in writing that a conflict of interest actually would exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of one separate counsel for all Indemnified Parties in any matters related on a factual basis shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such proceeding affected without its written consent. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

(c)          Timing of Payments.  All reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such proceeding in a manner not inconsistent with this Section 5.16 shall be paid to the Indemnified Party, as incurred, within fifteen (15) Trading Days of written notice thereof to the Indemnifying Party; provided, however, that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is not entitled to indemnification hereunder, determined based upon the relative faults of the parties.

(Remainder of Page Intentionally Left Blank)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

GRANT VENTURES, INC.

By:
Name:
Title:

PURCHASERS SIGNATURE PAGE

By:
Name:
Title:

Address

Facsimile Number

Tax Id #:

Subscription Amount:$

INDEX OF EXHIBITS AND SCHEDULES

EXHIBITS

Exhibit A	-	Form of Registration Rights Agreement

Exhibit B	-	Form of Warrant

Exhibit C	-	Accredited Investor Questionnaire

SCHEDULES

Schedule 1	-	List of Purchasers and Securities Received

Schedule 3.1(a)	-	Subsidiaries

Schedule 3.1(g)	-	Capitalization

Schedule 3.1(i)	-	Transactions with Affiliates and Employees

Schedule 3.1(x)	-	Registration Rights

EXHIBIT A

FORM OF REGISTRATION RIGHTS AGREEMENT

EXHIBIT B

FORM OF WARRANT

EXHIBIT C

ACCREDITED INVESTOR QUESTIONNAIRE

The Purchaser warrants and represents to the Company that it qualifies as an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D under the Act by virtue of the fact that the Purchaser meets the following criteria at the time of the sale of the Shares and Warrants to the Purchaser (Purchaser to initial the applicable categories below):

I.  ACCREDITED INVESTOR STATUS

A.                                   Individual Investors:  (Initial one or more of the following statements)

1.                                              I certify that I am an accredited investor because I have had individual income (exclusive of any income earned by my spouse) of more than $200,000 in each of the two most recent calendar years and I reasonably expect to have an individual income in excess of $200,000 for the current year.

2.                                              I certify that I am an accredited investor because I have had joint income with my spouse in excess of $300,000 in each of the two most recent calendar years and I reasonably expect to have joint income with my spouse in excess of $300,000 for the current year.

3.                                              I certify that I am an accredited investor because I have an individual net worth, or my spouse and I have a joint net worth, in excess of $1,000,000.

B.                                     Partnerships, Corporations, Trusts or Other Entities: (Initial one of the following statements)

1.     The undersigned hereby certifies that it is an accredited investor because it is:

a.                          any corporation, partnership or Massachusetts or similar business trust, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

b.                         a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the securities offered as described in Rule 506(b)(2)(ii) under the Act;

c.                          an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, whose investment decisions are made by a plan fiduciary, as defined in Section 3 (21) of such Act, which is either a bank, savings and loan association, an insurance company or registered investment adviser;

d.                         a self-directed employee benefit plan, with investment decisions made solely by persons that are accredited investors;

e.                          an employee benefit plan whose total assets exceed $5,000,000;

f.                            an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

g.                         a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

h.                         any bank as defined in Section 3(a)(2) of the Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity;

i.                             any broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended;

j.                             any insurance company as defined in Section 2(13) of the Act;

k.                          any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;

l.                                  any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or

2.                                              The undersigned hereby certifies that it is an accredited investor because it is an entity in which each of the equity owners qualifies as an accredited investor under items A(1), (2) or (3) or item B(1) above.

If the Purchaser is an INDIVIDUAL, or if purchased as JOINT TENANTS, as TENANTS IN COMMON, or as COMMUNITY PROPERTY:

Print Name(s)

Signature(s) of Purchaser(s)	Signature(s) of Purchaser(s)

Address

If the Purchaser is a PARTNERSHIP, CORPORATION, TRUST, LIMITED LIABILITY PARTNERSHIP or LIMITED LIABILITY COMPANY:

Name of Partnership, Corporation, Trust, LLP or LLC

State of Organization

By:
Name:
Title:

Address

SCHEDULE 1

LIST OF PURCHASERS AND AMOUNTS

Name of Purchaser	Amount of Shares and Warrant Shares Purchased

1.	Shares	Warrant Shares

2.	Shares	Warrant Shares

3.	Shares	Warrant Shares

4.	Shares	Warrant Shares

5.	Shares	Warrant Shares

SCHEDULE 3.1(a)

SUBSIDIARIES

Impact Diagnostics, Inc., a Utah corporation

2

SCHEDULE 3.1(g)

CAPITALIZATION

Shares
Common Stock, par value $0.01
Current Impact Shareholders	35,325,492
Current Grant Shareholders	6,000,000
Bridges & Pipes LLC	2,720,000
New Investors (ass. $2 million placement)	10,900,000
Total Common Stock	54,945,492

Convertible Notes
6% 1 year Note, $122,500 face value	1,328,939
6% 3 Year Note, $350,000 face value	417,667
1,746,606

Options/Warrants
5 year warrant, Strike of $0.18 per share	545,000
New Investor Warrants, strike of $0.18	2,180,000
Management Options, Strike of $0.18	3,618,254
5 year warrants, Strike of $0.01 per share	2,695,000
9,038,254

3

SCHEDULE 3.1(i)

TRANSACTIONS WITH AFFILIATES AND EMPLOYEES

None

4

SCHEDULE 3.1(x)

REGISTRATION RIGHTS

Citadel Holdings has piggyback registration rights with respect to 25,000 warrants it holds to purchase common stock of the Company and 417,667 warrants to purchase common stock of the Company to be issued to Citadel upon conversion of a $350,000 convertible promissory note issued by the Company to Citadel.

5